Exhibit (h)(11)

BRIGHTHOUSE FUNDS TRUST II

EXPENSE AGREEMENT

AGREEMENT dated as of April 29, 2019 by and between Brighthouse Funds Trust II (the “Trust”) and Brighthouse Investment Advisers, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser is the investment adviser of several series of shares of beneficial interests (each, a “Portfolio”) of the Trust pursuant to separate investment advisory agreements relating to each Portfolio; and

WHEREAS, the shares of each Portfolio have been divided into two or more classes of shares (each, a “Class”);

NOW, THEREFORE, the Trust and the Adviser hereby agree as follows:

1.

Until April 29, 2020, the Adviser will waive such portion of the fees payable to it under the investment management agreement relating to each Portfolio listed in this Section 1, or pay such portion of the other operating expenses (excluding acquired fund fees and expenses, brokerage costs, interest, taxes or extraordinary expenses) (“Operating Expenses”) allocable to each Class incurred in the operation of each Portfolio, as is necessary to reduce the total Operating Expenses of each Class of each Portfolio to the following annual percentages of the average daily net assets of the respective Class of each Portfolio as set forth below:

Portfolio/Class	Percentage
Brighthouse Asset Allocation 20 Portfolio – Class A	0.10
Brighthouse Asset Allocation 20 Portfolio – Class B	0.35

2.

In addition, until April 29, 2020, the Adviser will waive such portion of the management fee (the “Management Fee”) payable to it under the investment management agreement relating to each Portfolio listed in this Section 2, as is necessary to reduce the total Management Fee of each Class of each Portfolio to the following annual percentages of the average daily net assets of the respective Class of each Portfolio as set forth below:

Portfolio/Class	Percentage Before Waiver	Percentage After Waiver
Baillie Gifford International Stock Portfolio – Class A, B and E	0.86% of the first $500M 0.80% of the next $500M 0.75% of the excess over $1B	0.86% of the first $156.25M 0.78% of the next $243.75M 0.68% of the next $500M 0.65% of the next $100M 0.600% of the excess over $1B

BlackRock Bond Income Portfolio – Class A, B and E	0.40% of the first $1B 0.35% of the next $1B 0.30% of the next $1B 0.25% of the excess over $3B	0.370% of the first $1B 0.325% of the next $2.4B 0.250% of the excess over $3.4B

BlackRock Capital Appreciation Portfolio – Class A, B and E	0.73% of the first $1B 0.65% of the excess over $1B	0.615% of the first $1B 0.600% of the next $500M 0.560% of the next $1B 0.540% over 2.5B

BlackRock Ultra Short-Term Portfolio – Class A, B and E	0.35% of the first $1B 0.30% of the excess over $1B	0.325% of the first $1B 0.30% of the excess over $1B

Brighthouse/Artisan Mid Cap Value Portfolio – Class A, B and E	0.82% of the first $1B 0.78% of the excess over $1B	0.78% of the first $500M 0.77% of the next $500M 0.72% of the excess over $1B

Brighthouse/Dimensional International Small Company Portfolio – Class A and B	0.85% of the first $100M 0.80% of the excess over $100M	0.80% on all assets

Brighthouse/Wellington Balanced Portfolio – Class A, B and E	0.50% of the first $500M 0.45% of the next $500M 0.40% of the excess of $1B	0.48% of the first $750M 0.46% of the next $250M 0.40% of the excess over $1B

Brighthouse/Wellington Core Equity Opportunities Portfolio – Class A, B and E	0.75% of the first $1B 0.70% of next $2B 0.65% of the excess over $3B	0.630% of the first $500M 0.605% of the next $500M 0.580% of the next $2B 0.570% of the next 1.5B 0.545% of the excess over $4.5B

Frontier Mid Cap Growth Portfolio – Class A, B, D and E	0.750% of the first $500M 0.700% of the next $500M 0.650% of the excess over $1B	0.700% of the first $850M 0.675% of the next $300M 0.650% of the excess over $1.15B

Portfolio/Class	Percentage Before Waiver	Percentage After Waiver
Jennison Growth Portfolio – Class A, B and E	0.700% of the first $200M 0.650% of the next $300M 0.600% of the next $1.5B 0.550% of the excess over $2B	0.600% of the first $500M 0.550% of the next $500M 0.500% of the next $1B 0.470% of the excess over $2B

Loomis Sayles Small Cap Core Portfolio – Class A, B and E	0.90% of the first $500M 0.85% of the excess over $500M	0.85% of the first $200M 0.80% of the excess over $200M

Loomis Sayles Small Cap Growth Portfolio – Class A, B and E	0.90% of the first $500M 0.85% of the excess over $500M	0.85% of the first $100M 0.80% of the excess over $100M

MetLife Aggregate Bond Index Portfolio – Class A, B, E and G	0.25%	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B

MetLife Mid Cap Stock Index Portfolio – Class A, B, E and G	0.25%	0.25% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B

MetLife MSCI EAFE® Index Portfolio – Class A, B, E and G	0.30%	0.300% of the first $500M 0.295% of the next $500M 0.290% of the next $1B 0.285% of the excess over $2B

MetLife Russell 2000® Index Portfolio – Class A, B, E and G	0.25%	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B

MetLife Stock Index Portfolio – Class A, B, D, E and G	0.25%	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B

MFS Value Portfolio – Class A, B, D and E	0.750% of first $250M 0.700% of next $2.25B 0.675% of next $2.5B 0.650% of the excess over $5B	0.650% of the first $200M 0.625% of the next $1.3B 0.500% of the next $1.5B 0.475% of the excess over $3B

Neuberger Berman Genesis Portfolio – Class A, B and E	0.85% of the first $500M 0.80% of the next $500M 0.75% of the excess $1B	0.825% of the first $500M 0.800% of the next $500M 0.750% of the excess over $1B

Portfolio/Class	Percentage Before Waiver	Percentage After Waiver

T. Rowe Price Large Cap Growth Portfolio – Class A, B and E	0.65% of the first $50M 0.60% of the excess over $50M

On assets up to $1B:

0.635% of the first $50M

0.600% of the excess over $50M

If assets exceed $1B:

0.570% of the first $50M

0.550% of the next $50M

0.540% of the next $900M

0.565% of the next $500M

0.550% of the excess over $1.5B

VanEck Global Natural Resources Portfolio – Class A and B	0.800% of the first $250M 0.775% of the next $750M 0.750% of the excess of $1B	0.775% of the first $250M 0.750% of the next $250M 0.725% of the next $500M 0.700% of the excess over $1B

Western Asset Management Strategic Bond Opportunities Portfolio – Class A, B and E	0.65% of the first $500M 0.55% of the excess of $500M	0.595% of the first $500M 0.525% of the next $500M 0.500% of the next $1B 0.475% of the excess over $2B

Western Asset Management U.S. Government Portfolio* – Class A, B and E	0.55% of the first $500M 0.45% of the excess of $500M	0.520% of the first $100M 0.550% of the next $100M 0.500% of the next $300M 0.450% of the next $500M 0.440% of the next $1B 0.420% of the excess over $2B

*

For purposes of determining the annual subadvisory fee rate pursuant to Section 6 of the Subadvisory Agreement, as amended, relating to Western Asset Management U.S. Government Portfolio (the “Subadvisory Agreement”), the assets of the Western Asset Management U.S. Government Portfolio are aggregated with the assets of the Western Asset Management Government Income Portfolio, a series of Brighthouse Funds Trust I. The aggregated assets of the Portfolios are then applied to the fee schedule set forth in Section 6 of the Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Western Asset Management U.S. Government Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Western Asset Management Company, LLC, if any, from the aggregation of the assets of the Portfolios shall be deducted from the management fee payable by the Western Asset Management U.S. Government Portfolio to the Adviser pursuant to the applicable Investment Advisory Agreement.

3.

The Trust, on behalf of the Brighthouse Asset Allocation 20 Portfolio (the “20 Portfolio”), agrees to repay to the Adviser the amount of fees waived and expenses borne by the Adviser with respect to each Class of the 20 Portfolio, pursuant to Section 1 of this Agreement, subject to the limitations provided in this Section 3. Such repayment shall be made monthly, but only if the Operating Expenses of the Class in question, without regard to such repayment, are at an annual rate (as a percentage of average daily net assets of that Class) based on the 20 Portfolio’s then-current fiscal year that is less than the percentage rate for such Class as set forth in Section 1. Furthermore, the amount repaid by the Trust in any month shall be limited so that the sum of (a) the amount of such repayment and (b) the other Operating Expenses allocable to the Class do not exceed the annual rate (as a percentage of that Class’ average daily net assets) for such Class as set forth in Section 1.

Amounts of fees waived and expenses borne by the Adviser with respect to expenses allocable to each Class pursuant to Section 1 during any fiscal year of the applicable Portfolio shall not be repayable if the amounts allocable to such Class and repayable by the Trust pursuant to the immediately preceding two sentences during the period ending five years after the end of such fiscal year in the case of the 20 Portfolio are not sufficient to completely repay such amounts of fees waived and expenses borne. In no event will the Trust be obligated to repay any fees waived or expenses allocable to any Class borne by the Adviser with respect to any other Class.

4.

The Adviser may by notice in writing to the Trust terminate its obligation under Sections 1 and 2 to waive fees or bear expenses with respect to any Portfolio following April 29, 2020 (or change the percentage specified in Sections 1 and 2 with respect to each Portfolio), but no such change shall affect the obligation (including the amount of the obligation) of the Trust to repay amounts of fees waived or expenses borne by the Adviser during periods prior to the date specified in such notice, if any such obligation is in effect pursuant to Section 3 herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BRIGHTHOUSE FUNDS TRUST II

By:	/s/ Kristi Slavin
Kristi Slavin
President

BRIGHTHOUSE INVESTMENT ADVISERS, LLC

By:	/s/ Kristi Slavin
Kristi Slavin
President